Exhibit 10.1

EXECUTION COPY

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 30, 2011, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and MERCURY COMPUTER SYSTEMS, INC., a Massachusetts corporation with offices located at 201 Riverneck Road, Chelmsford, Massachusetts 01824 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 12, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 12, 2010, between Borrower and Bank (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any agreement whereby Borrower or any Guarantor grants collateral security to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following language appearing as Section 2.1.5 thereof:

“2.1.5 Acquisition Loans.

(a) Availability. During the Draw Period, Bank shall make up to three acquisition loans (each an “Acquisition Loan”) available to Borrower in an aggregate amount up to the Acquisition Loan Amount subject to the satisfaction of the terms and conditions of this Agreement.

(b) Interest-Only Payments. During the period commencing on the first Payment Date of the month following the month in which the Funding Date in respect of an Acquisition Loan occurs through and including the Payment Date on August 1, 2010, Borrower shall make monthly payments of interest on each Payment Date, in arrears, in respect of each outstanding Acquisition Loan.

(c) Principal Repayment. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter to and including the Acquisition Loan Maturity Date, for each Acquisition Loan, Borrower shall make consecutive equal monthly payments of principal and interest as calculated by Bank based upon: (1) the amount of the Acquisition Loan advanced to Borrower by Bank, (2) the interest rate for the Acquisition Loans as set forth in Section 2.4(a)(ii) and (3) a payment schedule of monthly payments to and including the Acquisition Loan Maturity Date. Each Acquisition Loan may only be prepaid in accordance with Sections 2.1.5(d) and 2.1.5(e).

(d) Mandatory Prepayment Upon an Acceleration. If an Acquisition Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest, plus (ii) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of each of the Acquisition Loans advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the applicable Acquisition Loan(s) at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal of the Acquisition Loan(s) being prepaid plus accrued interest thereon, plus (B) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(f) All outstanding principal and accrued interest with respect to each Acquisition Loan is due and payable in full on the Acquisition Loan Maturity Date. Once repaid, the Acquisition Loan may not be reborrowed.”

and inserting in lieu thereof the following:

“[Reserved].”

2	The Loan Agreement shall be amended by deleting the following language appearing as Section 2.2 thereof:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the aggregate amount of all FX Reserves exceeds (i) while a Borrowing Base Period is in effect, (A) the lesser of (1) the Revolving Line or (2) the amount available under the Borrowing Base or (ii) while a Borrowing Base Period is not in effect, the Revolving Line, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the aggregate amount of all FX Reserves exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash such excess.”

3	The Loan Agreement shall be amended by deleting the following language appearing as Section 2.3 thereof:

“2.3 General Provisions Relating to the Credit Extensions. Each Advance and Acquisition Loan shall, at Borrower’s option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Credit Extension or a LIBOR Credit Extension; provided that in no event shall Borrower maintain at any time LIBOR Credit Extensions having more than four (4) different Interest Periods. Borrower shall pay interest accrued on the Credit Extensions at the rates and in the manner set forth in Section 2.4(a).”

and inserting in lieu thereof the following:

“2.3 General Provisions Relating to the Credit Extensions. Each Advance shall, at Borrower’s option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Credit Extension or a LIBOR Credit Extension; provided that in no event shall Borrower maintain at any time LIBOR Credit Extensions having more than four (4) different Interest Periods. Borrower shall pay interest accrued on the Credit Extensions at the rates and in the manner set forth in Section 2.4(a).”

4	The Loan Agreement shall be amended by deleting the following language appearing as Sections 2.4(a) and (b) thereof:

“(a) Interest Rate.

(i) Advances. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) the Prime Rate plus the applicable Prime Rate Margin or (ii) the LIBOR Rate plus the applicable LIBOR Rate Margin. Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(ii) Acquisition Loans. Each Acquisition Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) the Prime Rate plus the applicable Prime Rate Margin or (ii) the LIBOR Rate plus the applicable LIBOR Rate Margin. Pursuant to the terms of Sections 2.1.5 (b) and (c), interest on each Acquisition Loan shall be paid in arrears on each Payment Date. Interest shall also be paid on the date of any prepayment of any Acquisition Loan pursuant to this Agreement for the portion of any Acquisition Loan so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Acquisition Loan shall be due and payable on the Acquisition Loan Maturity Date.

(b) Performance Pricing. The Prime Rate Margin and the LIBOR Rate Margin shall be determined as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is less than 1.00:1.00, then the Prime Rate Margin for such fiscal quarter shall be -0.25% and the LIBOR Rate Margin for such fiscal quarter shall be 2.75%, and (ii) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is equal to or greater than 1.00:1.00, then the Prime Rate Margin for such fiscal quarter shall be 0.25% and the LIBOR Rate Margin for such fiscal quarter shall be 3.25%. The Prime Rate Margin and the LIBOR Rate Margin shall be adjusted quarterly and shall be applied on and after the first day of each such fiscal quarter.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) the Prime Rate plus the applicable Prime Rate Margin or (ii) the LIBOR Rate plus the applicable LIBOR Rate

Margin. Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.

(b) Performance Pricing. The Prime Rate Margin and the LIBOR Rate Margin shall be determined as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is less than 1.00:1.00, then the Prime Rate Margin for such fiscal quarter shall be 0.00% and the LIBOR Rate Margin for such fiscal quarter shall be 2.50%, and (ii) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is equal to or greater than 1.00:1.00, then the Prime Rate Margin for such fiscal quarter shall be 0.50% and the LIBOR Rate Margin for such fiscal quarter shall be 3.00%. The Prime Rate Margin and the LIBOR Rate Margin shall be adjusted quarterly and shall be applied on and after the first day of each such fiscal quarter.”

5	The Loan Agreement shall be amended by deleting the following language appearing as Section 2.5(d) thereof:

“(d) Unused Facility Fee. A fee (the “Unused Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to three/tenths of one percent (0.30%) per annum of the average unused portion of the Revolving Line and the unused portion of the Acquisition Loan Amount, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved for products provided in connection with Cash Management Services and FX Forward Contracts and Letter of Credit Reserves. The stated amount of any outstanding Letter of Credit for which Bank is receiving a Letter of Credit fee shall not be considered an unused portion of the Revolving Line while such Letter of Credit is outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Facility Fee previously earned by Bank pursuant to this Section 2.5(d) notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

and inserting in lieu thereof the following:

“(d) Unused Facility Fee. A fee (the “Unused Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to (i) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is equal to or greater than 1.00:1.00, three/tenths of one percent (0.30%) per annum of the average unused portion of the Revolving Line, or (ii) if the Leverage Ratio for the immediately preceding four (4) fiscal quarters is less than 1.00:1.00, one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, in each case as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved for products provided in connection with Cash Management Services and FX Forward Contracts and Letter of Credit Reserves. The stated amount of any outstanding Letter of Credit for which Bank is receiving a Letter of Credit fee shall not be considered an unused portion of the Revolving Line while such Letter of Credit is outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Facility Fee previously earned by Bank pursuant to this Section 2.5(d) notwithstanding any termination of the

Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and”

6	The Loan Agreement shall be amended by deleting the following language appearing as Section 5.3 thereof:

“5.3 Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are true and correct in all material respects and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. If an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

and inserting in lieu thereof the following:

“[Reserved].”

7	The Loan Agreement shall be amended by deleting the following language appearing as Sections 6.2 (a) and (b) thereof:

“(a) A/R Agings. As soon as available, and in any event within forty-five (45) days after the end of each quarter, accounts receivable agings, aged by invoice date;

(b) Borrowing Base Reports. At any time that a Borrowing Base Period is in effect and there are any outstanding Advances or Obligations in respect of Letters of Credit, FX Forward contracts or Cash Management Services which equal or exceed $4,000,000, as soon as available, and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate signed by a Responsible Officer together with (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), Borrowing Base Certificate, deferred revenue report and general ledger;”

and inserting in lieu thereof the following:

“(a) “[Reserved].

(b) “[Reserved].”

8	The Loan Agreement shall be amended by deleting the following language appearing as Section 6.7 thereof:

“6.7 Financial Covenants. Achieve with respect to Borrower and its Subsidiaries on a consolidated basis:

(a) Adjusted Quick Ratio. At all times a ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue and minus Borrower’s Indebtedness under the ARS Credit Facility of at least 1.50 to 1.0, which ratio shall be tested monthly.

(b) Minimum Cash Flow. At any time a Borrowing Base Period is in effect, Minimum Cash Flow of at least $15,000,000, which will be tested quarterly on a trailing four quarter basis.”

and inserting in lieu thereof the following:

“6.7 Financial Covenants. Achieve with respect to Borrower and its Subsidiaries on a consolidated basis:

(a) Adjusted Quick Ratio. At all times a ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue of at least 1.0 to 1.0, which ratio shall be tested monthly.

(b) Minimum Cash Flow. Minimum Cash Flow of at least (i) $15,000,000 during the period commencing on the Effective Date through and including June 30, 2012, and (ii) $17,500,000 after June 30, 2012, in each case tested quarterly on a trailing four quarter basis.”

9	The Loan Agreement shall be amended by deleting the following language appearing as Section 6.10 thereof:

“6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on two (2) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books, provided that no collateral exams shall be conducted at any time a Borrowing Base Period is not in effect and the Borrower is in compliance with the financial covenants set forth in Section 6.7 hereof (unless an Event of Default has occurred and is continuing, in which case Bank may conduct such inspections or audits at any time). Such inspections or audits shall be conducted within thirty (30) days of the start of any Borrowing Base Period if there are (i) any outstanding Advances or Acquisition Loans or (ii) outstanding Obligations in respect of Letters of Credit, FX Forward contracts or Cash Management Services which in excess of $4,000,000. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.10 “[Reserved].”

10	The Loan Agreement shall be amended by deleting the following language appearing as Section 7.3 thereof:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) total consideration including cash and the value of any non-cash consideration (including any earn-out), for all such transactions does not in the aggregate exceed Thirty Million Dollars ($30,000,000), and the total cash consideration for all such transactions does not in the aggregate exceed Twenty Million Dollars ($20,000,000); (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (c) the party to the transaction other than the Borrower or Borrower’s Subsidiary is in the same line of business as Borrower; (d) prior to the consummation of any such transaction, Bank shall have received evidence satisfactory to Bank that before and after giving effect to such transaction, Borrower will be in compliance with all of its covenants under the Loan Documents, including the financial covenants set forth in Section 6.7 hereof; (e) prior to the consummation of any such transaction, Bank shall have received evidence satisfactory to Bank that such transaction will be accretive to Borrower’s EBITDA; and (f) Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower; provided that with respect to mergers of a Subsidiary into the Borrower, the Borrower will remain in existence after such merger.”

and inserting in lieu thereof the following:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) total consideration including cash and the value of any non-cash consideration (including any earn-out) for any such transaction does not in the aggregate exceed Seventy Five Million Dollars ($75,000,000), and the total consideration for all such transactions in any rolling eighteen month period does not in the aggregate exceed Seventy Five Million Dollars ($75,000,000); (b) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (c) the party to the transaction other than the Borrower or Borrower’s Subsidiary is in the same line of business as Borrower; (d) prior to the consummation of any such transaction, Bank shall have received evidence satisfactory to Bank that before and after giving effect to such transaction, Borrower will be in compliance with all of its covenants under the Loan Documents, including the financial covenants set forth in Section 6.7 hereof; (e) prior to the consummation of any such transaction, Bank shall have received evidence satisfactory to Bank that such transaction will be accretive to Borrower’s EBITDA; (f) prior to the consummation of any such transaction, Bank shall have received evidence satisfactory to Bank that before and after giving effect to such transaction, Borrower shall have Liquidity of at least $50,000,000; and (g) Borrower is the surviving legal entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower; provided that with respect to mergers of a Subsidiary into the Borrower, the Borrower will remain in existence after such merger.”

11	The Loan Agreement shall be amended by deleting the following language appearing as Section 8.1 thereof:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Acquisition Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

12	The Loan Agreement shall be amended by deleting the following definitions in Section 13.1 thereof:

“Acquisition Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Acquisition Loan Amount” is an Acquisition Loan or Acquisition Loans in an amount equal to Twenty Million Dollars ($20,000,000).

“Acquisition Loan Maturity Date” is February 11, 2014.

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank, upon notice to Borrower, may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Borrowing Base Period” is, on and after the Effective Date, any period (a) beginning on the day on which Borrower has unrestricted cash and Cash Equivalents at Bank in an amount less than the sum of (i) Ten Million Dollars ($10,000,000) and (ii) the outstanding balance of all Credit Extensions, as determined by Bank in its sole discretion (the “Borrowing Balance”); and (b) ending on the date on which Borrower has maintained unrestricted cash and Cash Equivalents at Bank equal to or greater than Ten Million Dollars ($10,000,000) in excess of the Borrowing Balance for thirty (30) consecutive days, as determined by Bank in its sole discretion. A Borrowing Base Period shall also be in effect at any time an Event of Default has occurred and is continuing.”

13	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Availability Amount” is (a) while a Borrowing Base Period is in effect, (i) the lesser of (A) the Revolving Line or (B) the amount available under the Borrowing Base minus, (ii) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the aggregate amount of all FX Reserves, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances and (b) while a Borrowing Base Period is not in effect, (i) the Revolving Line minus (ii) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the aggregate amount of all FX Reserves, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Letter of Credit, Acquisition Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“LIBOR Credit Extension” means an Advance or Acquisition Loan that bears interest based on the sum of the LIBOR Rate plus the LIBOR Rate Margin.

“Minimum Cash Flow” is for any period of determination, Borrower’s TFQ EBITDA, minus Borrower’s capital expenditures during such period, minus taxes paid by Borrower in cash during such period.

“Prime Rate” is the greater of (i) four percent (4.00%) and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Prime Rate Credit Extension” means an Advance or Acquisition Loan that bears interest based on the Prime Rate plus the Prime Rate Margin.

“Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash, Cash Equivalents, net billed accounts receivable and investments (other than the Pledged ARS and the ARS Rights) with maturities of fewer than 12 months determined according to GAAP.

“Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000).

“Revolving Line Maturity Date” is February 11, 2012.”

and inserting in lieu thereof the following:

“Availability Amount” is the Revolving Line minus (i) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (ii) the aggregate amount of all FX Reserves, minus (iv) any amounts used for Cash Management Services, and minus (iii) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“LIBOR Credit Extension” means an Advance that bears interest based on the sum of the LIBOR Rate plus the LIBOR Rate Margin.

“Minimum Cash Flow” is for any period of determination, Borrower’s TFQ EBITDA, minus Borrower’s capital expenditures during such period, minus taxes paid by Borrower in cash during such period and minus earn-out payments paid by Borrower in cash during such period.

“Prime Rate” is, with respect to any day, is the greater of (i) three and one-quarter percent (3.25%) and (ii) the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).

“Prime Rate Credit Extension” means an Advance that bears interest based on the Prime Rate plus the Prime Rate Margin.

“Quick Assets” is, on any date, Borrower’s consolidated, unrestricted cash, Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

“Revolving Line” is an Advance or Advances in an amount equal to Thirty Five Million Dollars ($35,000,000).

“Revolving Line Maturity Date” is February 11, 2014.”

14	The Loan Agreement shall be amended by adding the following definition in Section 13.1 thereof:

“Liquidity” is, at time of determination, the sum of (i) the then Availability Amount plus (ii) Borrower’s domestic (U.S.) consolidated unrestricted cash and Cash Equivalents.”

15	The Loan Agreement shall be amended by deleting the Notice of Borrowing appearing as Exhibit B thereto and inserting in lieu thereof the Notice of Borrowing attached hereto as Schedule 1.

16	The Loan Agreement shall be amended by deleting the Compliance Certificate appearing as Exhibit C thereto and inserting in lieu thereof the Compliance Certificate attached hereto as Schedule 2.

17	The Loan Agreement shall be amended by deleting the Borrowing Base Certificate appearing as Exhibit D thereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate of Borrower dated as of January 11, 2011, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

MERCURY COMPUTER SYSTEMS, INC.

By:	/s/ Robert E. Hult
Name:	Robert E. Hult
Title:	Senior Vice President, Chief Financial Officer, and Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Larisa B. Chilton
Name:	Larisa B. Chilton
Title:	Vice President

The undersigned, LNX CORPORATION, a Massachusetts Corporation, hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty in favor of Bank dated January 18, 2011 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.

LNX CORPORATION

By:	/s/ Robert E. Hult
Name:	Robert E. Hult
Title:	Treasurer

The undersigned, MERCURY FEDERAL SYSTEMS, INC., a Delaware Corporation, hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty in favor of Bank dated February 12, 2010 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.

MERCURY FEDERAL SYSTEMS, INC.

By:	/s/ Robert McCollum
Name:	Robert McCollum
Title:	Treasurer

Schedule 1

EXHIBIT B

FORM OF NOTICE OF BORROWING

MERCURY COMPUTER SYSTEMS, INC.

Date:

TO:	SILICON VALLEY BANK
275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
Attention: Ms. Lara Chilton

RE:	Loan and Security Agreement dated as of February 12, 2010 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Mercury Computer Systems, Inc. (“Borrower”) and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.

1. The Funding Date, which shall be a Business Day, of the requested borrowing is                     .

2. The aggregate amount of the requested borrowing is $             .

3. The requested Credit Extension shall consist of $              of Advances.

4. The requested Credit Extension shall consist of $              of Prime Rate Credit Extensions and $              of LIBOR Credit Extensions.

5. The duration of the Interest Period for the LIBOR Credit Extension included in the requested Credit Extension shall be              month(s).

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Credit Extension before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof;

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c) the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

BORROWER
MERCURY COMPUTER SYSTEMS, INC.

By:

Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance		Maturity Date
%

Schedule 2

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	Mercury Computer Systems, Inc.

The undersigned authorized officer of Mercury Computer Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 or 6.4 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Compliance Certificate	Monthly within 30 days	Yes No
Quarterly Financial Statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 10 days after filing with SEC	Yes No
Annual projections	Within 45 days of year end	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain/achieve
Minimum Adjusted Quick Ratio (all times; tested monthly)	1.00:1.0	:1.0	Yes No
Minimum Cash Flow (tested quarterly )	$15MM through and	$	Yes No

including 6/30/12; $17.5MM after 6/30/12

Performance Pricing		Applies

Leverage Ratio less than 1.00: 1.00	Prime Rate Margin 0.00%; LIBOR Rate Margin 2.50%	Yes No
Leverage Ratio equal to or greater than 1.00: 1.00	Prime Rate Margin 0.50%; LIBOR Rate Margin 3.00%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BANK USE ONLY
Mercury Computer Systems. Inc.

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Adjusted Quick Ratio (Section 6.7(a))

Required: 1.00:1.00

Actual:           :1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and its Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Current Portion of Deferred Revenue	$

I.	Lines G minus the lines H

J.	Quick Ratio (line D divided by line I)

Is line J equal to or greater than 1.00:1:00?

	No, not in compliance	Yes, in compliance

II.	Minimum Cash Flow (Section 6.7(b))

Required: $15,000,000 through and including 6/30/12; $17,500,000 after 6/30/12

Actual (trailing four quarters):

A.	Net Income	$

B.	Interest Expense	$

C.	Depreciation	$

D.	Amortization	$

E.	Income tax expense	$

F.	Non-cash stock compensation	$

G.	Other non-cash expenses approved by Bank	$

H.	EBITDA (Line A plus line B plus line C plus line D plus line E plus line F)	$

I.	Capital Expenditures	$

J.	Cash Taxes	$

K.	Earn-out payments	$

L.	Minimum Cash Flow (Line H minus line I minus line J minus line K)	$

Is line L equal to or greater than $15,000,000 prior to 6/30/12; $17,500,000 after 6/30/12?

	No, not in compliance	Yes, in compliance